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                                                                    EXHIBIT 99.1
EUFAULA BANCCORP, INC.
224 East Broad Street
Eufaula, AL  36027
334-687-3581

PRESS RELEASE
FOR IMMEDIATE RELEASE


August 9, 2000

     EUFAULA, AL. - Greg Faison, President and CEO of Eufaula BancCorp, Inc. today announced the completion of the sale of Southern Bank of Commerce's branch in Huntsville, Alabama, to First American Bank of Decatur a subsidiary of Alabama National BanCorporation in Birmingham. "We have enjoyed our association with all of the people in Huntsville. We feel that the Huntsville area offers tremendous expansion opportunities and we wish First American the best of luck in the future." Faison further stated "We now look forward to the expansion of our Montgomery market as well as the Florida panhandle market served by our affiliate First American Bank of Walton County. In addition, there are other markets in Alabama, Florida and possibly Georgia that we would like to explore."

     Eufaula BancCorp operates two banks, Southern Bank of Commerce headquartered in Eufaula, Alabama, with additional locations in Montgomery, Alabama, and First American Bank of Walton County, headquartered in Santa Rosa Beach, Florida, with locations in Grayton Beach, Freeport and Panama City, Florida.

     The common stock of the company is traded on the NASDAQ Small Cap Market under the symbol "EUFA".

     The Company's release contains statements that constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

     For more information contact:
     CONTACT:  Eufaula BancCorp, Inc.
     John E. Burns, CFO   334-687-3581
     johnburns@zebra.net
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